SCHEDULE 14A INFORMATION
PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
EXCHANGE ACT OF 1934
Filed by the Registrant [X]

Filed by a party other than the Registrant [  ]

Check the appropriate box:

[  ]         Preliminary Proxy Statement
[  ]         Confidential, for use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[  ]         Definitive Proxy Statement
[X]         Definitive Additional Materials
[  ]         Soliciting Material Pursuant to Section 240.14a-12

Old Mutual Funds II
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(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]	No fee required

[ ]	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11

1.	Title of each class of securities to which transaction applies:

2.	Aggregate number of securities to which transaction applies: ______.

3.
Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined): _______.

4.	Proposed maximum aggregate value of transaction: _______.

Total fee paid: _______.

[ ]	Fee paid previously with preliminary materials.

[ ]
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

5.	Amount Previously Paid:

6.	Form, Schedule or Registration Statement No.: Total fee paid: _________.

7.	Filing Party:

8.	Date Filed: February 9, 2010

IMPORTANT NOTICE
Please vote utilizing one of convenient methods described below.

OLD MUTUAL FUNDS II
ON BEHALF OF THE
OLD MUTUAL CASH RESERVES FUND
February 9, 2010

Dear Valued Shareholder:

As of December 11, 2009, you owned 5,000 shares or more of the Old Mutual Cash Reserves Fund (the “Fund”).  Recently we sent you proxy materials for the Fund’s meeting of shareholders scheduled for March 11, 2010.  In order to conduct the formal business of the meeting we need sufficient proxy voting participation by shareholders. We have received voting instructions from many of our shareholders, but as of the date of this letter your vote has not been received.  Due to the size of your investment, your vote is critical to the outcome of this meeting.

The Fund is asking shareholders to vote on a proposal to approve a new sub-advisory agreement with Dwight Asset Management Company and a proposal to modify the Fund’s fundamental investment restriction on industry concentration.  The Fund’s Board of Trustees has carefully considered the proposals, believes the proposals to be in the best interests of Fund shareholders, and unanimously recommends that you for FOR the proposals.

More information regarding the meeting and the proposals can be found in the proxy statement.  If you would like to view the proxy statement and vote online, log on to www.proxyonline.com.  Please have the control number found on your enclosed proxy card available at the time you logon.  If you would like another copy of the proxy statement, have any proxy-related questions, or would like to vote by phone, please call 1-800-821-8784 to speak with a representative.  Representatives are available between the hours of 9:00 am and 10:00 pm Eastern Time.

Whichever method you choose to vote, your vote matters and will help the Fund to obtain the required number of votes to hold the meeting and avoid additional costs of further solicitation.  Please help the Fund by taking a moment to cast your vote today. Thank you for your participation.

Voting is easy. Please take a moment now to cast your vote using one of the options listed below:

1.	Vote by Touch-Tone Phone. Simply dial toll-free 1-(866) 628-8859. Please have your control number found on the enclosed proxy card available at the time of the call.

2.	Vote via the Internet. You may cast your vote using the Internet by logging onto www.proxyonline.com and enter your control number found on the enclosed proxy card.

3.	Vote by Mail. You may cast your vote by signing, dating and mailing the enclosed proxy card in the postage-prepaid return envelope provided.

Distributed by Old Mutual Investment Partners
R-10-002  02/2010